<DOCUMENT>
<TYPE>EX-2.4
<SEQUENCE>7
<FILENAME>sharesdeliveredatclosing
<TEXT>

Shares Delivered by John Stanton pursuant to the Agreement
of which this listing is Exhibit Four

In the name of                 Company         Certificate       Date on Certificate        Number of Shares
Shares of EarthFirst Technologies

Stone Enclosure                 EFTI                   834             October 31, 2003             13,893,163
Escape Velocity                 EFTI                   835             October 31, 2003             12,000,000
FECP                                EFTI                   831             October 23, 2003               1,000,000
John Stanton                      EFTI                 1616                    July 14, 2000               1,000,000
Escape Velocity                 EFTI                   586              February 5, 2002               3,418,803
John Stanton                      EFTI                   355                   May 30, 2001               1,000,000
John Stanton                      EFTI                   354                   May 30, 2001               1,000,000
John Stanton                      EFTI                     36            September 6, 2000                  373,400
John Stanton                      EFTI                   204               February 7, 2001               1,500,000
John Stanton                      EFTI                   205               February 7, 2001                  293,103
John Stanton                      EFTI                   196               February 7, 2001               1,500,000
John Stanton                      EFTI                   197               February 7, 2001               1,500,000
John Stanton                      EFTI                   198               February 7, 2001               1,500,000
John Stanton                      EFTI                   199               February 7, 2001               1,500,000
John Stanton                      EFTI                   200               February 7, 2001               1,500,000
John Stanton                      EFTI                   201               February 7, 2001               1,500,000
John Stanton                      EFTI                   202               February 7, 2001               1,500,000
John Stanton                      EFTI                   353                    May 30, 2001                  274,510
                                                                                                                                  46,252,979
Shares of Nanobac Pharmaceuticals

Stone Enclosures, Inc.       NNBP                  185                March 13, 2003                   444,000
Wade, Inc.                        NNBP                  231                    July 15, 2003                4,000,000
Held in Charles Schwab    NNBP                  N/A                          N/A                      11,500,000
To be transferred
   within five business days  NNBP                 N/A                          N/A                        2,056,000
                                                                                                                                   18,000,000

</TEXT>
</DOCUMENT>